CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Stock Incentive Plan of Solar Energy Initiatives, Inc. (the “Company”), of our report dated November 15, 2011 with respect to the audited financial statements as set forth in the Company’s Annual Report on Form 10-K, filed on November 15, 2011.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Certified Public Accountants

Las Vegas, Nevada

August 21, 2012